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EXHIBIT A.(5)(f)
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NORTHSTAR LIFE                     CHILDREN'S BENEFIT CERTIFICATE SUPPLEMENT

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Northstar Life Insurance Company -  University Corporate Centre at Amherst -
Suite 424 - 100 Corporate Parkway  - Amherst, New York 14226
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GENERAL INFORMATION
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This supplement is issued in consideration for your application for children's coverage and for the payment of the additional monthly charge. The provisions summarized in this supplement are subject to every term, condition, exclusion, limitation and provision of the group policy as amended, unless otherwise expressly provided for herein.

WHAT DOES THIS SUPPLEMENT PROVIDE?

This supplement provides life insurance on the lives of your eligible children.

WHAT MEMBERS OF YOUR FAMILY ARE ELIGIBLE FOR CHILDREN'S COVERAGE?

The following members of your family are eligible for insurance under this supplement:

      Your unmarried child or children, including stepchildren living in your household and children legally adopted, who

         (i)  are between the ages of 14 days and 23 years; and

         (ii) are dependent upon you for financial support.

Any child who, subsequent to your certificate effective date, meets the requirements of this provision will become insured on the date he or she so qualifies.

DEATH BENEFIT
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WHAT IS THE AMOUNT OF LIFE INSURANCE ON EACH INSURED CHILD?

The amount of life insurance on each insured child is shown on the specifications page attached to your certificate. The amount of insurance for each insured child shall not exceed the lesser of your amount of insurance or $4,000.

WHEN WILL THE DEATH BENEFIT BE PAYABLE?

We will pay the death benefit upon receipt of written proof satisfactory to us that a child insured under this supplement died. All payments by us are payable at our home office. Proof of any claim under this supplement must be submitted in writing to our home office.

TO WHOM WILL WE PAY THE PROCEEDS?

All proceeds payable under this supplement will be paid to you.

ADDITIONAL INFORMATION
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WHEN DOES INSURANCE ON YOUR ELIGIBLE CHILDREN BECOME EFFECTIVE?

Insurance on your eligible children becomes effective when your completed application for children's coverage is approved by us; however, in no event will insurance on your eligible children be effective before your insurance under the group policy is effective.

WHAT IS THE MONTHLY COST TO YOU FOR INSURANCE UNDER THIS SUPPLEMENT?

The monthly cost to you for insurance under this supplement is shown on the specifications page attached to your certificate.

WHEN WILL YOUR ACCOUNT BE CHARGED?

On the first day of each certificate month, the monthly cost for insurance under this supplement will be charged to your account.

WHEN DOES INSURANCE ON AN INSURED CHILD TERMINATE?

Insurance on the life of a child insured under this supplement will terminate on the earliest of:

      (1) the date you request that insurance on your eligible children be terminated;

      (2) the date the child is no longer eligible for insurance under this supplement;

      (3)  the date you are no longer insured under the group policy.

WHAT IS THE CONVERSION PRIVILEGE UNDER THIS SUPPLEMENT?

If an insured child's coverage under this supplement terminates because he or she is no longer eligible, or because of your death, or because of termination or amendment of this supplement, the insurance may be converted to a policy of individual insurance with Northstar Life.

Conversion may be requested by you, if living, an insured spouse upon divorce or annulment of marriage to you, an insured child of legal capacity, or an insured child's guardian, if applicable. All other conditions and provisions of the conversion privilege section of your certificate to which this supplement is attached will apply.

WILL ACCOUNT VALUES ACCUMULATE FOR AN INSURED CHILD?

No. The insurance on an insured child will not accumulate account values.



/s/ Dennis E. Prohofsky                                  /s/ Robert E. Hunstad
Secretary                                                President